Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended September 30, 2019

Q3 HIGHLIGHTS

•	Revenue up 45%

•	Net income up 109%

•	Adjusted EBITDA up 66%

•	Repurchased 1.2 million shares for $35 million

NAPLES, FLA — November 7, 2019 — ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time electronic payment and banking solutions, today announced financial results for the quarter ended September 30, 2019.

“We are pleased with our results in Q3. ACI revenue increased 45%, or 9% excluding the Speedpay contribution, and exceeded the high end of our guidance range. Also importantly, we signed one of the large contracts that was delayed due to a capital markets transaction. Not only did this customer re-commit to ACI, but the contract is a major expansion in the relationship. Our On Demand segment continues to see strong margin improvement, with net adjusted EBITDA margin in Q3 of 20% compared to 5% last year,” commented Phil Heasley, President and CEO, ACI Worldwide. “The integration and contribution of Speedpay is on track and we remain well positioned in the electronic payments industry.”

Q3 2019 FINANCIAL SUMMARY
In Q3 2019, revenue was $355 million, up 45% from $246 million in Q3 2018. Adjusting for the Speedpay contribution, Q3 revenue grew 9% from last year. Recurring revenue increased 55% in the quarter to $246 million, or 69% of total revenue, from $159 million, or 65% of total revenue last year.

Net income in the quarter was $32 million, up $17 million from last year. Adjusted EBITDA in Q3 was $99 million, up 66% from Q3 2018, or up 39% excluding the Speedpay contribution.

In Q3 2019, revenue from ACI’s On Demand segment was $193 million, up 85% from $105 million last year. On Demand segment net adjusted EBITDA margin improved to 20% from 5% last year. On Demand segment net adjusted EBITDA margins are adjusted for pass through interchange revenue of $99 million and $39 million, for Q3 2019 and Q3 2018, respectively.

ACI’s On Premise segment revenue was $162 million, up 15% from $141 million last year. On Premise segment adjusted EBITDA margin was 61% in Q3 2019 versus 55% in Q3 2018.

ACI ended Q3 2019 with a 12-month backlog of $1.1 billion and a 60-month backlog of $5.7 billion. After adjusting for foreign currency fluctuations, our 12-month backlog decreased $37 million and our 60-month backlog increased $21 million from Q2 2019.

Cash flows from operating activities in Q3 2019 were $32 million, versus $29 million in Q3 2018. ACI ended Q3 2019 with $122 million in cash on hand and a debt balance of $1.4 billion. The company repurchased 1.2 million shares for $35 million, or an average price of $29.05 per share and has $141 million remaining on its share repurchase authorization.

GUIDANCE
We continue to expect 2019 total revenue to be between $1.315 billion and $1.345 billion and adjusted EBITDA to be in a range of $360 million to $380 million. This excludes between $30 million and $35 million in significant transaction related expenses.
We continue to expect our 2020 adjusted EBITDA to be in a range of $425 million to $445 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS AND OUTLOOK
Management will host a conference call at 8:30 am ET today to discuss these results as well as 2019 and 2020 guidance. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following numbers for dial-in participation: US/Canada: (866) 914-7436, international: +1 (817) 385-9117. Please provide your name, the conference name ACI Worldwide, Inc. and conference code 8599063. There will be a replay of the call available for two weeks on (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants

About ACI Worldwide
ACI Worldwide, the Universal Payments (UP) company, powers electronic payments for more than 5,100 organizations around the world. More than 1,000 of the largest financial institutions and intermediaries, as well as thousands of global merchants, rely on ACI to execute $14 trillion each day in payments and securities. In addition, myriad organizations utilize our electronic bill presentment and payment services. Through our comprehensive suite of software solutions delivered on customers’ premises or through ACI’s private cloud, we provide real-time, immediate payments capabilities and enable the industry’s most complete omni-channel payments experience. To learn more about ACI, please visit www.aciworldwide.com. You can also find us on Twitter @ACI_Worldwide.

© Copyright ACI Worldwide, Inc. 2019.

ACI, ACI Worldwide, ACI Payment Systems, the ACI logo and all ACI product names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

For more information contact:

John Kraft, Vice President, Investor Relations & Strategic Analysis
ACI Worldwide
239-403-4627
john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•
Adjusted EBITDA: net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income.

•
Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income.

ACI is also presenting adjusted operating free cash flow, which is defined as net cash provided by operating activities and net after-tax payments associated with significant transaction-related expenses, less capital expenditures. Adjusted operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize adjusted operating free cash flow as a further indicator of operating performance and for planning investment activities. Adjusted operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities. A limitation of adjusted operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that adjusted operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management.

ACI backlog includes estimates for SaaS and PaaS, license, maintenance, and services revenue specified in executed contracts but excluded from contracted revenue that will be recognized in future periods, as well as revenue from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimates are derived using the following key assumptions:

•
License arrangements are assumed to renew at the end of their committed term or under the renewal option stated in the contract at a rate consistent with historical experience. If the license arrangement includes extended payment terms, the renewal estimate is adjusted for the effects of a significant financing component.

•	Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term.

•	SaaS and PaaS arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences.

•	Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar.

•	Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.

Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including, but not limited to, reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer’s industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenue or that the actual revenue will be generated within the corresponding 60-month period.

Backlog estimates should be considered in addition to, rather than as a substitute for, reported revenue and contracted but not recognized revenue (including deferred revenue).

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, statements regarding: (i) expectations regarding Speedpay integration and contribution; (ii) expectations regarding our positioning in the electronic payments industry; (iii) expectations regarding revenue and adjusted EBITDA in 2019; and (iv) expectations regarding our 2020 adjusted EBITDA target.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, the success of our Universal Payments strategy, demand for our products, restrictions and other financial covenants in our debt agreements, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, the maturity of certain products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, our existing levels of debt, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, volatility in our stock price, and potential claims associated with our sale and transition of our CFS assets and liabilities. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$121,581	$148,502
Receivables, net of allowances	325,333	348,182
Settlement assets	498,101	32,256
Prepaid expenses	28,160	23,277
Other current assets	31,715	14,260
Total current assets	1,004,890	566,477
Noncurrent assets
Accrued receivables, net	190,326	189,010
Property and equipment, net	72,747	72,729
Operating lease right-of-use assets	60,280	—
Software, net	235,936	137,228
Goodwill	1,278,265	909,691
Intangible assets, net	363,346	168,127
Deferred income taxes, net	62,970	27,048
Other noncurrent assets	71,996	52,145
TOTAL ASSETS	$3,340,756	$2,122,455
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$36,002	$39,602
Settlement liabilities	477,064	31,605
Employee compensation	41,285	38,115
Current portion of long-term debt	34,119	20,767
Deferred revenue	76,731	104,843
Other current liabilities	69,679	61,688
Total current liabilities	734,880	296,620
Noncurrent liabilities
Deferred revenue	60,490	51,292
Long-term debt	1,373,555	650,989
Deferred income taxes, net	24,407	31,715
Operating lease liabilities	48,281	—
Other noncurrent liabilities	40,206	43,608
Total liabilities	2,281,819	1,074,224
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	660,653	632,235
Retained earnings	875,344	863,768
Treasury stock	(383,126)	(355,857)
Accumulated other comprehensive loss	(94,636)	(92,617)
Total stockholders’ equity	1,058,937	1,048,231
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,340,756	$2,122,455

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Software as a service and platform as a service	$192,952	$104,519	$474,008	$322,399
License	92,058	68,964	165,677	142,565
Maintenance	52,638	54,373	159,671	166,080
Services	17,253	17,669	59,018	58,786
Total revenues	354,901	245,525	858,374	689,830
Operating expenses
Cost of revenue (1)	174,168	102,473	444,349	326,070
Research and development	36,543	36,008	111,972	110,661
Selling and marketing	30,417	28,252	92,809	93,305
General and administrative	27,286	29,537	108,122	87,023
Depreciation and amortization	31,169	20,896	79,779	63,274
Total operating expenses	299,583	217,166	837,031	680,333
Operating income	55,318	28,359	21,343	9,497
Other income (expense)
Interest expense	(18,987)	(12,573)	(45,924)	(31,655)
Interest income	2,988	2,763	9,018	8,249
Other, net	(2,369)	(1,304)	(2,879)	(3,036)
Total other income (expense)	(18,368)	(11,114)	(39,785)	(26,442)
Income (loss) before income taxes	36,950	17,245	(18,442)	(16,945)
Income tax expense (benefit)	5,136	2,012	(30,018)	1,824
Net income (loss)	$31,814	$15,233	$11,576	$(18,769)
Income (loss) per common share
Basic	$0.27	$0.13	$0.10	$(0.16)
Diluted	$0.27	$0.13	$0.10	$(0.16)
Weighted average common shares outstanding
Basic	116,169	115,889	116,337	115,615
Diluted	118,307	117,492	118,460	115,615
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$31,814	$15,233	$11,576	$(18,769)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	6,085	6,021	17,916	17,896
Amortization	27,828	17,524	70,627	54,993
Amortization of operating lease right-of-use assets	3,848	—	10,877	—
Amortization of deferred debt issuance costs	1,226	2,436	2,909	3,881
Deferred income taxes	2,008	(4,095)	(39,323)	(7,139)
Stock-based compensation expense	9,371	6,575	30,328	20,642
Other	898	1,680	2,431	1,432
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables	(53,906)	(9,246)	34,690	58,443
Accounts payable	(9,708)	(559)	(8,414)	(4,217)
Accrued employee compensation	2,903	5,897	1,740	92
Current income taxes	(2,902)	(3,186)	(8,536)	(10,429)
Deferred revenue	246	(10,189)	(17,735)	(47)
Other current and noncurrent assets and liabilities	12,362	1,260	(20,148)	(16,316)
Net cash flows from operating activities	32,073	29,351	88,938	100,462
Cash flows from investing activities:
Purchases of property and equipment	(8,824)	(5,326)	(18,739)	(16,434)
Purchases of software and distribution rights	(7,265)	(5,100)	(18,565)	(21,876)
Acquisition of businesses, net of cash acquired	1,278	—	(757,268)	—
Other	(18,474)	—	(18,474)	(1,467)
Net cash flows from investing activities	(33,285)	(10,426)	(813,046)	(39,777)
Cash flows from financing activities:
Proceeds from issuance of common stock	909	762	2,662	2,326
Proceeds from exercises of stock options	861	3,499	6,677	18,405
Repurchase of restricted share awards and restricted share units for tax withholdings	(13)	—	(2,822)	(2,588)
Repurchases of common stock	(34,986)	—	(35,617)	(54,527)
Proceeds from senior notes	—	400,000	—	400,000
Redemption of senior notes	—	(300,000)	—	(300,000)
Proceeds from revolving credit facility	30,000	24,000	280,000	109,000
Repayment of revolving credit facility	—	(27,000)	(15,000)	(111,000)
Proceeds from term portion of credit agreement	—	—	500,000	—
Repayment of term portion of credit agreement	(9,738)	(94,957)	(19,162)	(105,332)
Payments for debt issuance costs	—	(7,253)	(12,830)	(7,253)
Payments on other debt	(5,989)	(782)	(8,209)	(2,332)
Net cash flows from financing activities	(18,956)	(1,731)	695,699	(53,301)
Effect of exchange rate fluctuations on cash	2,353	115	1,488	(752)
Net increase (decrease) in cash and cash equivalents	(17,815)	17,309	(26,921)	6,632
Cash and cash equivalents, beginning of period	139,396	59,033	148,502	69,710
Cash and cash equivalents, end of period	$121,581	$76,342	$121,581	$76,342

Adjusted EBITDA (millions)	Three Months Ended September 30,
	2019	2018
Net income	$31.8	$15.2
Plus:
Income tax expense	5.1	2.0
Net interest expense	16.0	9.8
Net other expense	2.4	1.3
Depreciation expense	6.1	6.0
Amortization expense	27.8	17.5
Non-cash stock-based compensation expense	9.3	6.6
Adjusted EBITDA before significant transaction-related expenses	$98.5	$58.4
Significant transaction-related expenses	0.9	1.5
Adjusted EBITDA	$99.4	$59.9

Segment Information (millions)	Three Months Ended September 30,
	2019	2018
Revenue
ACI On Premise	$161.9	$141.0
ACI On Demand	193.0	104.5
Total	$354.9	$245.5
Segment Adjusted EBITDA
ACI On Premise	$99.6	$77.8
ACI On Demand	18.6	3.3

Reconciliation of Adjusted Operating Free Cash Flow (millions)	Three Months Ended September 30,
	2019	2018
Net cash flows from operating activities	$32.1	$29.4
Net after-tax payments associated with significant transaction-related expenses	2.8	1.1
Less: capital expenditures	(16.1)	(10.4)
Adjusted Operating Free Cash Flow	$18.8	$20.1